Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-272391, 333-218122, 333-218121, 333-195269, 333-190774, 333-140995, 333-76078, 333-90069, 033-60767) on Form S-8 and in the registration statement (No. 333-231776) on Form S-3ASR of our reports dated February 26, 2024, with respect to the consolidated financial statements of Albany International Corp. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Albany, New York
February 26, 2024